Joint Filer Information


Designated Filer:	El Paso Corporation

Issuer & Ticker Symbol:	GulfTerra Energy Partners, L.P.  (GTM)

Date of Event Requiring Statement:	12/15/03

Joint Filers:

DeepTech International Inc.

Address:	1001 Louisiana Street
	        Houston, Texas 77002


Signature:

El Paso Energy Partners Company, L.L.C.

Address:	1001 Louisiana Street
	        Houston, Texas 77002


Signature:


Sabine River Investors I, L.L.C.

Address:	1001 Louisiana Street
	        Houston, Texas 77002


Signature:




El Paso EPN Investments, L.L.C.

Address:	1001 Louisiana Street
	        Houston, Texas 77002


Signature: